Exhibit 3.1


                     AMENDMENT TO THE LHC GROUP, INC. BYLAWS

         This Amendment to the LHC Group, Inc. Bylaws (the "Bylaws") is made and entered into this 31st day of December 2007, by LHC Group, Inc. (the "Company").

         Pursuant to a resolution of the Board of Directors of the Company, in accordance with Article VIII of the Bylaws, the Bylaws are hereby amended as follows:

1. By deleting Section 5.1(A) in its entirety and replacing it with the following:

         "The interest of each stockholder of the Corporation shall be evidenced by certificated or uncertificated shares, as provided under the General Corporation Law of the State of Delaware, and shall be entered in the books of the Corporation and registered as they are issued. Each stockholder, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to a certificate of the capital stock of the Corporation. Certificates representing shares of stock shall be in such form as the appropriate officers of the Corporation may from time to time prescribe. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation. In the case of certificated shares of stock, transfers of stock shall be made by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. In the case of uncertificated shares of stock, transfers of stock shall be made upon the receipt of proper transfer instructions from the registered owner of uncertificated shares or by such person's attorney lawfully constituted in writing, and upon compliance with appropriate procedures for transferring the shares in uncertificated form; such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to who transferred."

2. By deleting Section 5.1(B) in its entirety and replacing it with the following:

         "The shares of stock represented by certificates shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates, if any, to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue."

3.       By adding a new Section 5.1(C) to read as follows:

         "Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the information required to be set forth or stated on certificates pursuant to the General Corporation Law of the State of Delaware or, unless otherwise provided by the General Corporation Law of the State of Delaware, a statement that the Corporation will furnish, without charge to each stockholder who so requests the powers, designations, preferences, and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights."


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4.       Except as  specifically set  forth  herein,  the Bylaws shall remain in full force and effect as prior to this amendment.